EXHIBIT 2.1



                        AGREEMENT AND PLAN OF MERGER

                               BY AND BETWEEN

                  REPUBLIC SECURITY FINANCIAL CORPORATION

                                    AND

                            WACHOVIA CORPORATION

                        DATED AS OF OCTOBER 29, 2000






                             TABLE OF CONTENTS


ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER....................................2

   1.1 Merger.................................................................2
   1.2 Time and Place of Closing..............................................2
   1.3 Effective Time.........................................................2
   1.4 Integration............................................................2
   1.5 Plan of Merger.........................................................3

ARTICLE 2 TERMS OF MERGER.....................................................3

   2.1 Articles of Incorporation..............................................3
   2.2 Bylaws.................................................................3
   2.3 Directors and Officers.................................................3

ARTICLE 3 MANNER OF CONVERTING SHARES.........................................3

   3.1 Conversion of Shares...................................................3
   3.2 Anti-Dilution Provisions...............................................4
   3.3 Shares Held by Republic or Buyer.......................................4
   3.4 Fractional Shares......................................................4
   3.5 Conversion of Stock Rights.............................................4

ARTICLE 4 EXCHANGE OF SHARES..................................................6

   4.1 Exchange Procedures....................................................6
   4.2 Rights of Former Republic Stockholders.................................7

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF Republic..........................7

   5.1 Organization, Standing, and Power......................................7
   5.2 Authority; No Breach of Agreement......................................8
   5.3 Capital Stock..........................................................9
   5.4 Republic Subsidiaries..................................................9
   5.5 SEC Filings; Financial Statements.....................................10
   5.6 Absence of Undisclosed Liabilities....................................11
   5.7 Absence of Certain Changes or Events..................................11
   5.8 Tax Matters...........................................................11
   5.9 Assets................................................................12
   5.10 Environmental Matters................................................13
   5.11 Compliance with Laws.................................................14
   5.12 Labor Relations......................................................15
   5.13 Employee Benefit Plans...............................................15
   5.14 Material Contracts...................................................18
   5.15 Legal Proceedings....................................................19
   5.16 Reports..............................................................19
   5.17 Statements True and Correct..........................................19
   5.18 Tax and Regulatory Matters...........................................20
   5.19 Intellectual Property................................................20
   5.20 State Takeover Laws..................................................21
   5.21 Charter Provisions...................................................21
   5.22 Rights Agreement.....................................................21
   5.23 Derivatives..........................................................21
   5.24 Fairness Opinion.....................................................21
   5.25 No Brokers...........................................................21
   5.26 Republic Indenture...................................................22

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF Buyer............................22

   6.1 Organization, Standing, and Power.....................................22
   6.2 Authority; No Breach of Agreement.....................................22
   6.3 Capital Stock.........................................................23
   6.4 Buyer Subsidiaries....................................................23
   6.5 SEC Filings; Financial Statements.....................................24
   6.6 Absence of Certain Changes or Events..................................24
   6.7 Compliance with Laws..................................................24
   6.8 Legal Proceedings.....................................................25
   6.9 Statements True and Correct...........................................25
   6.10 Tax and Regulatory Matters...........................................26

ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION...........................26

   7.1 Affirmative Covenants of Republic.....................................26
   7.2 Negative Covenants of Republic........................................26
   7.3 Negative Covenants of Buyer...........................................29
   7.4 Adverse Changes in Condition..........................................29
   7.5 Reports...............................................................29

ARTICLE 8 ADDITIONAL AGREEMENTS..............................................30

   8.1 Registration Statement; Proxy Statement; Stockholder Approval.........30
   8.2 Applications..........................................................31
   8.3 Filings with State Offices............................................31
   8.4 Agreement as to Efforts to Consummate.................................31
   8.5 Investigation and Confidentiality.....................................31
   8.6 Press Releases........................................................32
   8.7 Certain Actions.......................................................32
   8.8 Tax Treatment.........................................................33
   8.9 State Takeover Laws...................................................33
   8.10 Charter Provisions...................................................33
   8.11 Rights Agreement.....................................................33
   8.12 Agreement of Affiliates..............................................34
   8.13 Employee Benefits and Contracts......................................34
   8.14 Indemnification......................................................35
   8.15 Exemption from Liability Under Section 16(b).........................36
   8.16 Assumption of Republic Debentures....................................37
   8.17 Accountants' Letters.................................................37
   8.18 Certain Policies.....................................................37
   8.19 Local Advisory Board.................................................37
   8.20 Amendment of Indenture...............................................38
   8.21 Formation of Newco...................................................38
   8.22 Defeasance of Republic Senior Debenture..............................38

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS
          TO CONSUMMATE......................................................38

   9.1 Conditions to Obligations of Each Party...............................38
   9.2 Conditions to Obligations of Buyer and Newco..........................39
   9.3 Conditions to Obligations of Republic.................................41

ARTICLE 10 TERMINATION.......................................................42

   10.1 Termination..........................................................42
   10.2 Effect of Termination................................................43
   10.3 Non-Survival of Representations and Covenants........................43

ARTICLE 11 MISCELLANEOUS.....................................................43

   11.1 Definitions..........................................................43
   11.2 Expenses.............................................................52
   11.3 Waiver of Jury Trial.................................................52
   11.4 Entire Agreement.....................................................52
   11.5 Amendments...........................................................53
   11.6 Waivers..............................................................53
   11.7 Assignment...........................................................53
   11.8 Notices..............................................................54
   11.9 Governing Law........................................................54
   11.10 Counterparts........................................................54
   11.11 Captions............................................................55
   11.12 Interpretations.....................................................55
   11.13 Severability........................................................55


Exhibits

Exhibit 1.........Plan of Merger
Exhibit 2.........Amendment of Republic Rights Agreement
Exhibit 3.........Agreement of Affiliates







                        AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (this " Agreement") is made and entered into as of October 29, 2000, by and between REPUBLIC SECURITY FINANCIAL CORPORATION ("Republic"), a corporation organized and existing under the Laws of the State of Florida, with its principal office located in West Palm Beach, FL; and WACHOVIA CORPORATION ("Buyer"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal offices located in Winston-Salem, NC and Atlanta, GA.


                                  PREAMBLE

                  The Boards of Directors of Republic and Buyer are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Republic by Buyer pursuant to the merger of Republic with and into a wholly owned subsidiary of Buyer to be organized under the laws of the State of North Carolina ("Newco"). At the effective time of the merger, the outstanding shares of the capital stock of Republic shall be converted into shares of the common stock of Buyer (except as provided herein). As a result, stockholders of Republic shall become stockholders of Buyer, and each of the subsidiaries of Republic shall continue to conduct its business and operations as an indirect subsidiary of Buyer. The transactions described in this Agreement are subject to the approvals of the stockholders of Republic, the Board of Governors of the Federal Reserve System, and certain state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Internal Revenue Code. As conditions and inducements to Buyer's entering into this Agreement, Republic has entered into a Termination Fee Agreement with Buyer, the President and Chief Executive Officer of Republic has entered into an Employment Agreement with Buyer and the non-employee directors of Republic have entered into Noncompetition Agreements with Buyer.

                  Certain terms used in this Agreement are defined in
Section 11.1 of this Agreement.

                  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                 ARTICLE 1
                      TRANSACTIONS AND TERMS OF MERGER

1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Republic shall be merged with and into Newco in accordance with the provisions of Section 607.1107 of the FBCA and Section 55-11-07 of the NCBCA and with the effect provided in Section 607.1106 of the FBCA and
Section 55-11-06 of the NCBCA, respectively (the "Merger"). Newco shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of North Carolina. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Republic and Buyer and will be approved and adopted by the Board of Directors of Newco upon its formation.

1.2 TIME AND PLACE OF CLOSING. The consummation of the Merger (the "Closing") shall take place at 6:00 P.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

1.3 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the Florida Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida and the North Carolina Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by Buyer within the fifth business day to occur after the last of the conditions set forth in Article 9 (other than the conditions relating to items to be delivered on the day of the Closing) shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of Buyer, on the first business day of the month immediately succeeding the month in which such day occurs).

1.4 INTEGRATION. Following the Effective Time, the Parties currently intend to effectuate, or cause to be effectuated, the combination (the "Subsidiary Combination") of the business of Republic Security Bank with that of Wachovia Bank, National Association. Subject to the terms of this Agreement, Republic agrees to cooperate with Buyer and to take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be reasonably requested by Buyer to effect the Subsidiary Combination. Subject to the terms of this Agreement, Republic also agrees to cooperate with Buyer and to take all reasonable restructuring steps for regulatory purposes, as may be reasonably requested by Buyer to merge or otherwise consolidate such legal entities to the extent desirable for regulatory or other reasons.

1.5 PLAN OF MERGER. The Parties agree to enter into (and Buyer agrees to cause Newco to enter into) a separate plan of merger, in substantially the form of Exhibit 1 (the "Plan of Merger"), for purposes of any filing requirement.

                                 ARTICLE 2
                              TERMS OF MERGER

2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Newco in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

2.2 BYLAWS. The Bylaws of Newco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

2.3 DIRECTORS AND OFFICERS. The directors of Newco in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Newco in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                 ARTICLE 3
                        MANNER OF CONVERTING SHARES

3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Newco or Republic, or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

(a) Each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

(b) Each share of Republic Common Stock (including any associated stock purchase rights but excluding shares held by any Republic Company or any Buyer Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the number of shares (the "Exchange Ratio") of the common stock, par value $5.00 per share of Buyer ("Buyer Common Stock"), rounded to the nearest ten-thousandth of a share, determined by dividing 7.00 by the Average Closing Price (as defined below); provided that (i) if the Average Closing Price is equal to or greater than $56.2375, the Exchange Ratio shall be .1245 (the "Minimum Exchange Ratio") and (ii) if the Average Closing Price is equal to or less than $46.0125, the Exchange Ratio shall be .1521 (the "Maximum Exchange Ratio").

3.2 ANTI-DILUTION PROVISIONS. In the event Republic changes the number of shares of Republic Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock, the Exchange Ratio, the Minimum Exchange Ratio and the Maximum Exchange Ratio shall be proportionately adjusted. In the event Buyer changes the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the formula for calculating the Minimum Exchange Ratio and the Maximum Exchange Ratio shall be adjusted appropriately.

3.3 SHARES HELD BY REPUBLIC OR BUYER. Each of the shares of Republic Common Stock held by any Republic Company or by any Buyer Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Republic Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to a fractional part of a share of Buyer Common Stock multiplied by the market value of one share of Buyer Common Stock at the Effective Time. The market value of one share of Buyer Common Stock at the Effective Time shall be the closing price of Buyer Common Stock on the New York Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Buyer) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

3.5      CONVERSION OF STOCK RIGHTS.

(a) Except as provided in Section 3.5 (d), at the Effective Time, each award, option, or other right to purchase or acquire shares of Republic Common Stock pursuant to stock options, stock appreciation rights ("SAR's"), or stock awards and awards or other rights the value of which is determined by reference to the value of shares of Republic Common Stock ("Republic Rights"), in each case granted by Republic under the Republic Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Buyer Common Stock, and Buyer shall assume each Republic Right, in accordance with the terms of the Republic Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Buyer and its Compensation Committee shall be substituted for Republic and the Committee of Republic's Board of Directors (including, if applicable, the entire Board of Directors of Republic) administering such Republic Stock Plan, (ii) each Republic Right assumed by Buyer may be exercised solely for shares of Buyer Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Buyer Common Stock subject to such Republic Right shall be equal to the number of shares of Republic Common Stock subject to such Republic Right immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Republic Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Republic Right by the Exchange Ratio and rounding up to the nearest cent. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5(a), each Republic Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. At or prior to the Effective Time, Republic shall take all action, if any, necessary with respect to the Republic Stock Plans to permit the foregoing provisions of this Section 3.5(a) and the proviso to the first sentence of Section 3.5(b).

(b) At the Effective Time, Buyer shall assume the Republic Stock Option Plans; provided that such assumption shall be only in respect of the Republic Rights assumed pursuant to Section 3.5(a) and that Buyer shall have no obligation to make any additional grants or awards under assumed Republic Stock Plans. As soon as reasonably practicable after the Effective Time, Buyer shall deliver to the participants in each Republic Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and Republic Rights pursuant to such Republic Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and Buyer shall comply with the terms of each Republic Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Republic Stock Plan, that Republic Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Buyer shall take all corporate action necessary to reserve for issuance sufficient shares of Buyer Common Stock for delivery upon exercise of Republic Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable (but in no event more than 15 days) after the Effective Time, Buyer shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Buyer Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Buyer shall administer the Republic Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act, to the extent it has been so administered through the Effective Time.

(c) All restrictions or limitations on transfer with respect to Republic Common Stock awarded under the Republic Stock Plans or any other plan, program, or arrangement of any Republic Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Buyer Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

(d) Notwithstanding any other provision in this Section 3.5, (i) Republic shall take all of the actions set forth in paragraph 2 of Section 7.2(b) of the Republic Disclosure Memorandum with respect to SAR's of Republic at the time set forth in that paragraph and (ii) at the Effective Time each of the SAR's of Republic referred to in such paragraph shall have been fully satisfied and shall have ceased to exist.

                                 ARTICLE 4
                             EXCHANGE OF SHARES

4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Buyer and Republic shall cause EquiServe Trust Company, N.A. or another exchange agent selected by Buyer (the "Exchange Agent") to mail to the former stockholders of Republic appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Republic Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of Republic Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time promptly upon surrender of the certificate or certificates representing such shares to the Exchange Agent, together with properly completed transmittal materials, shall receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends and other distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Republic Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Buyer Common Stock to which such holder may be otherwise entitled (without interest). Until so surrendered, each outstanding certificate of Republic Common Stock shall be deemed for all purposes, other than as provided below with respect to voting and the payment of dividends or other distributions, to represent the consideration into which the number of shares of Republic Common Stock represented thereby prior to the Effective Time shall have been converted. Buyer shall not be obligated to deliver the consideration to which any former holder of Republic Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Republic Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Republic Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation, Republic, nor the Exchange Agent shall be liable to a holder of Republic Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

4.2 RIGHTS OF FORMER REPUBLIC STOCKHOLDERS. At the Effective Time, the stock transfer books of Republic shall be closed as to holders of Republic Common Stock immediately prior to the Effective Time and no transfer of Republic Common Stock by any such holder shall thereafter be made or recognized. Until exchanged in accordance with the provisions of Section
4.1 of this Agreement, each certificate theretofore representing shares of Republic Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor. Former stockholders of record of Republic shall not be entitled to vote after the Effective Time at any meeting of Buyer stockholders until such holders have exchanged their certificates representing Republic Common Stock for certificates representing Buyer Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Buyer on the Buyer Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Buyer Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Buyer Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Republic Common Stock issued and outstanding at the Effective Time until such certificate is exchanged as provided in Section
4.1 of this Agreement. However, upon exchange of such Republic Common Stock certificate, both the Buyer Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any Republic Common Stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate, the shares of Buyer Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                 ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF REPUBLIC

        Republic hereby represents and warrants to Buyer as follows:

5.1 ORGANIZATION, STANDING, AND POWER. Republic is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Republic is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

5.2      AUTHORITY; NO BREACH OF AGREEMENT.

(a) Republic has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Termination Fee Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Termination Fee Agreement, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement and the Termination Fee Agreement by Republic's duly constituted Board of Directors) in respect thereof on the part of Republic, subject in the case of consummation of the Merger to the approval of this Agreement by the holders of a majority of the shares of Republic Common Stock entitled to vote thereon, which is the only stockholder vote required for consummation of the Merger by Republic. Assuming due authorization, execution, and delivery of this Agreement by Buyer, this Agreement represents a legal, valid, and binding obligation of Republic, enforceable against Republic in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Except as set forth in Section 5.2 of the Republic Disclosure Memorandum, neither the execution and delivery of this Agreement by Republic, nor the consummation by Republic of the transactions contemplated hereby, nor compliance by Republic with any of the provisions hereof, will
(i) conflict with or result in a breach of any provision of Republic's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Republic Company under, any Contract, Order or Permit of any Republic Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, or
(iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Republic Company or any of their respective Material Assets.

(c) Other than as disclosed in Section 5.2 of the Republic Disclosure Memorandum, and other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or both with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, no notice to, filing with, or Consent of, any public body or authority or self-regulatory authority is necessary for the consummation by Republic of the Merger and the other transactions contemplated in this Agreement or the Termination Fee Agreement.

5.3      CAPITAL STOCK.

(a) The authorized capital stock of Republic consists, as of the date of this Agreement, of (i) 500,000,000 shares of Republic Common Stock, of which 48,614,060 (exclusive of treasury stock) shares are issued and outstanding as of the date of this Agreement and not more than 52,228,654 (exclusive of treasury stock) shares will be issued and outstanding at the Effective Time, and (ii) 20,000,000 shares of Republic Preferred Stock, none of which is outstanding. All of the issued and outstanding shares of Republic Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Republic Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Republic (and are not subject to any preemptive rights). Republic has reserved not more than 5,800,000 shares of Republic Common Stock for issuance on the exercise of outstanding stock options and warrants.

(b) Except as set forth in Section 5.3(a) of this Agreement (with respect to shares of capital stock) or Section 5.3(b) of the Republic Disclosure Memorandum or as provided in the Republic Rights Agreement, there are no shares of capital stock or other equity securities of Republic outstanding and no outstanding Rights relating to the capital stock of Republic. The number of shares of Republic Common Stock (or other capital stock of Republic) that are issuable upon exercise of any outstanding Rights as of the date of this Agreement is set forth in Section 5.3(b) of Republic's Disclosure Memorandum.

5.4 REPUBLIC SUBSIDIARIES. Republic has disclosed in Section 5.4 of the Republic Disclosure Memorandum all Republic Subsidiaries. Except as set forth in Section 5.4 of the Republic Disclosure Memorandum, Republic or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock of each Republic Subsidiary. No equity securities of any Republic Subsidiary are or may become required to be issued (other than to Republic or a wholly owned Republic Subsidiary) by reason of any Rights, and there are no Contracts by which any Republic Subsidiary is bound to issue (other than to Republic or a wholly owned Republic Subsidiary) additional shares of its capital stock or Rights or by which any Republic Company is or may be bound to transfer any shares of the capital stock of any Republic Subsidiary (other than to Republic or a wholly owned Republic Subsidiary). There are no Contracts relating to the rights of any Republic Company to vote or to dispose of any shares of the capital stock of any Republic Subsidiary. All of the shares of capital stock of each Republic Subsidiary held by a Republic Company are fully paid and nonassessable (except pursuant to 12 U.S.C. ss.55) and are owned by the Republic Company free and clear of any Lien. Each Republic Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (to the extent applicable) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Republic Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Each Republic Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund to the fullest extent permitted by Law. The minute book and other organizational documents (and all amendments thereto) for Republic and each Republic Subsidiary that is a "Significant Subsidiary" (as such term is defined in Regulation S-X promulgated under the 1934 Act) have been made available to Buyer for its review, and are true and complete as in effect as of July 31, 2000. No Material actions have been taken by the Board of Directors of Republic or any such Republic Subsidiary since such date, other than such actions taken to authorize the execution of this Agreement and the consummation of the transactions contemplated herein, and to authorize actions described in the Republic Disclosure Memorandum. Republic does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than equity securities or interests (i) of Republic Subsidiaries, (ii) of any entity acquired through foreclosure in the ordinary course of business or
(iii) that are owned or controlled in a fiduciary capacity in the ordinary course of business

5.5      SEC FILINGS; FINANCIAL STATEMENTS.

(a) Republic has filed and made available to Buyer all of Republic's SEC Documents required to be filed with the SEC since December 31, 1995 (collectively, the "Republic SEC Reports"). The Republic SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Republic SEC Reports or necessary in order to make the statements in such Republic SEC Reports, in light of the circumstances under which they were made, not misleading. Except for any Republic Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the Republic Subsidiaries, none of Republic's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

(b) Each of the Republic Financial Statements (including, in each case, any related notes) contained in the Republic SEC Reports, including any Republic SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Republic and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or will not be Material in amount or effect.

5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Republic Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Republic as of June 30, 2000 or included in the Republic Financial Statements filed after such date but before the date of this Agreement (or reflected in the notes thereto), Liabilities incurred in the ordinary course of business subsequent to June 30, 2000, Liabilities to be incurred in connection with the transactions contemplated by this Agreement or the Termination Fee Agreement (in each case in accordance with the terms of this Agreement and the Termination Fee Agreement), and except as set forth in Section 5.6 of the Republic Disclosure Memorandum. No Republic Company has incurred or paid any Liability since December 31, 1999, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practices and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, except as disclosed in the Republic Financial Statements delivered prior to the date of this Agreement or as otherwise disclosed in the Republic Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

5.8 TAX MATTERS. Except as set forth in Section 5.8 of the Republic Disclosure Memorandum:

(a) Since December 31, 1994, all Material Tax Returns required to be filed by or on behalf of any of the Republic Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1999, and all Material Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Republic, except to the extent reserved against in the Republic Financial Statements dated prior to the date of this Agreement. All Material Taxes and other Material Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

(b) None of the Republic Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

(c) Adequate provision for any Material Taxes due or to become due for any of the Republic Companies for the period or periods through and including the date of the respective Republic Financial Statements has been made and is reflected on such Republic Financial Statements.

(d) Each of the Republic Companies is in Material compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all material respects, applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

(e) None of the Republic Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

(f) There are no Material Liens with respect to Taxes upon any of the Assets of the Republic Companies.

(g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Republic Companies (other than with respect to Republic Companies acquired directly or indirectly by Republic) that occurred during or after any Taxable Period in which such Republic Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1999.

(h) No Republic Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

(i) No Republic Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country, including any operation for which a provision in any applicable tax treaty or convention between the United States and such foreign country corresponding to the provision on permanent establishments in the U.S. Model Income Tax Treaty applies to such operation.

5.9 ASSETS. Except as set forth in Section 5.9 of the Republic Disclosure Memorandum, the Republic Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets other than such defects and liens which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Republic. All tangible properties used in the businesses of the Republic Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Republic's past practices. All Assets which are Material to Republic's business on a consolidated basis, held under leases or subleases by any of the Republic Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Republic Companies currently maintain insurance (that is in full force and effect) in amounts, scope and coverage reasonably necessary for their operations. Except as set forth in Section 5.9 of the Republic Disclosure Memorandum, none of the Republic Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth in Section 5.9 of the Republic Disclosure Memorandum, there are no claims pending under such policies of insurance and no notices have been given by any Republic Company under such policies. No Republic Company is in Material Default under such policies of insurance. The Assets of the Republic Companies include all Material Assets required to operate the business of the Republic Companies as presently conducted.

5.10     ENVIRONMENTAL MATTERS.   Except as disclosed in Section 5.10 of the
Republic Disclosure Memorandum:

(a) Each Republic Company, its Participation Facilities, and, to the Knowledge of Republic, its Loan Properties are, and have been, in compliance with all Environmental Laws, except those instances of non-compliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

(b) There is no Litigation pending or, to the Knowledge of Republic, threatened before any court, governmental agency, or authority, or other forum in which any Republic Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Republic Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

(c) There is no Litigation pending, or to the Knowledge of Republic, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Republic in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

(d) To the Knowledge of Republic, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

(e) To the Knowledge of Republic, during the period of (i) any Republic Company's ownership or operation of any of their respective current properties, (ii) any Republic Company's participation in the management of any Participation Facility, or (iii) any Republic Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Prior to the period of (i) any Republic Company's ownership or operation of any of their respective current properties, (ii) any Republic Company's participation in the management of any Participation Facility, or (iii) any Republic Company's holding of a security interest in a Loan Property, to the Knowledge of Republic, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

5.11 COMPLIANCE WITH LAWS. Republic is duly registered as a bank holding company under the BHC Act. Each Republic Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. None of the Republic Companies:

(a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic; and

(b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Republic Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, or (iii) requiring any Republic Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any Material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends (and no Republic Company has entered into, consented to or adopted any of the preceding). To Republic's Knowledge, no grounds for any of the foregoing in this Section 5.11(b) exist.

5.12 LABOR RELATIONS. No Republic Company is the subject of any Litigation asserting that it or any other Republic Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Republic Company to bargain with any labor organization as to wages or conditions of employment, nor is any Republic Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Republic Company, pending or, to the Knowledge of Republic, threatened, or to the Knowledge of Republic, is there any activity involving any Republic Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

5.13     EMPLOYEE BENEFIT PLANS.

(a) Republic has disclosed in Section 5.13 of the Republic Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement correct and complete copies in each case of, all Republic Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Republic Benefit Plans and all amendments thereto. For purposes of this Agreement, "Republic Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other compensation or incentive plan, all other employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, any Republic Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Republic Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Republic ERISA Plan." Any Republic ERISA Plan which is also subject to
Section 412 of the Internal Revenue Code or Section 302 of ERISA is referred to herein as a "Republic Pension Plan." Neither Republic nor any Republic Company has an "obligation to contribute" (as defined in ERISA
Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by any Republic Company, that was intended to qualify under Section 401(a) of the Internal Revenue Code is disclosed as such in Section 5.13 of the Republic Disclosure Memorandum.

(b) Republic has delivered or made available to Buyer prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Republic Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Republic Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters, or Material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Republic Benefit Plan with respect to the most recent plan year and
(iv) the most recent summary plan descriptions and any Material modifications thereto.

(c) All Republic Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, other than instances of noncompliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Each Republic ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Republic is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of qualification of such Republic Benefit Plan under Section 401(a) of the Internal Revenue Code. Each trust created under any Republic ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and Republic is not aware of any circumstance which will or could reasonably result in revocation of such exemption. With respect to each Republic Benefit Plan to the Knowledge of Republic, no event has occurred which will or could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Republic. There is no Material pending or, to the Knowledge of Republic, threatened Litigation relating to any Republic ERISA Plan.

(d) No Republic Company has engaged in a transaction with respect to any Republic Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any Republic Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Neither Republic nor, any administrator or fiduciary of any Republic Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner with respect to any Republic Benefit Plan which could subject Republic to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Republic. No oral or written representation or communication with respect to any aspect of the Republic Benefit Plans has been made to employees of any Republic Company which is not in conformity with the written or otherwise preexisting terms and provisions of such plans, where any Liability resulting from such non-conformity is reasonably likely to have a Material Adverse Effect on Republic. Each Republic ERISA Plan which is intended to be part of a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Internal Revenue Code has
(i) received an opinion letter from the Internal Revenue Service recognizing its exempt status under Section 501(c)(9) of the Internal Revenue Code and (ii) filed a timely notice with the Internal Revenue Service pursuant to Section 505(c) of the Internal Revenue Code, and Republic is not aware of circumstances likely to result in the loss of the exempt status of such Republic ERISA Plan under Section 501(c)(9) of the Internal Revenue Code.

(e) No Republic Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the Assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any Republic Pension Plan, (ii) no change in the actuarial assumptions with respect to any Republic Pension Plan, and
(iii) no increase in benefits under any Republic Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Neither any Republic Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently maintained by any Republic Company, or the single-employer plan of any entity which is considered one employer with Republic under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (a "Republic ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA and no Republic ERISA Affiliate has an outstanding funding waiver. All required contributions with respect to an Republic Pension Plan or any single-employer plan of an Republic ERISA Affiliate have been timely made and there is no lien or expected to be a lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Republic Company has provided, or is required to provide, security to an Republic Pension Plan or to any single-employer plan of an Republic ERISA Affiliate pursuant to
Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by Republic, except to the extent any failure to timely pay would not have a Material Adverse Effect on Republic.

(f) No Liability under Title IV of ERISA has been or is expected to be incurred by any Republic Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any Republic ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except for Liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on Republic). Except as set forth in
Section 5.13 of the Republic Disclosure Memorandum, no notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Republic Pension Plan or any Republic ERISA Affiliate within the 12-month period ending on the date hereof.

(g) Except as set forth in Section 5.13 of the Republic Disclosure Memorandum, no Republic Company has any obligations for retiree health and retiree life benefits under any of the Republic Benefit Plans other than with respect to benefit coverage mandated by applicable Law. Except as set forth in Section 5.13 of the Republic Disclosure Memorandum, the Republic Companies may amend or terminate such Republic Benefit Plans without incurring any liability thereunder.

(h) Except as set forth in Section 5.13 of the Republic Disclosure Memorandum, there has been no amendment to, announcement by Republic or any Republic Company relating to, or change in employee participation or coverage under, any Republic Benefit Plan that would increase materially the expense of maintaining such Republic Benefit Plan above the level of expense incurred therefor for the most recent fiscal year. Except as disclosed in Section 5.13 of the Republic Disclosure Memorandum, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (1) entitle any employees of Republic or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment prior to or after the date hereof, (2) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Republic Benefit Plans, (3) cause Republic to record additional compensation expense on its income statement with respect to any stock option or other equity award, or (4) result in any payments under any of the Republic Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Internal Revenue Code.

(i) The aggregate dollar amount to be paid immediately prior to the Effective Time pursuant to paragraphs 1, 2, 6 and 7 of Section 7.2(b) of the Republic Disclosure Memorandum will not exceed $20 million (excluding the cost of any continuing obligations and excluding any payments resulting from compensating any officer or director of Republic for any excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties that are incurred with respect to such excise tax).

5.14 MATERIAL CONTRACTS. Except as set forth in the Republic Disclosure Memorandum and except for Contracts filed as exhibits to Republic's Form 10-K for the fiscal year ended December 31, 1999 (or as an exhibit to another Republic SEC Report filed before the date of this Agreement and which Contract has been identified to Buyer), as of the date of this Agreement, none of the Republic Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $75,000, (ii) any Contract relating to the borrowing of money by any Republic Company or the guarantee by any Republic Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any exclusive dealing Contract or other Contract that materially limits the ability of any Republic Company to compete in any line of business or with any Person or in any area or that would so limit its ability (or the ability of the Surviving Corporation or any of its Affiliates) after the Effective Time and (iv) any other Contract or amendment thereto that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's regulation S-K (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "Republic Contracts"). With respect to each Republic Contract: (i) the Contract is in full force and effect; (ii) no Republic Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic; (iii) no Republic Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Republic, in Default in any Material respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, or has repudiated or waived any Material provision thereunder. Except for Federal Home Loan Bank advances or as set forth in Section 5.14 of the Republic Disclosure Memorandum, all of the indebtedness of any Republic Company for money borrowed is repayable at any time by such Republic Company without penalty or premium.

5.15     LEGAL PROCEEDINGS.

(a) There is no Litigation instituted or pending, or, to the Knowledge of Republic, threatened against any Republic Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Republic Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

(b) Section 5.15(b) of the Republic Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Republic Company is a party and which names a Republic Company as a defendant or cross-defendant.

5.16 REPORTS. Since December 31, 1996, or the date of organization if later, each Republic Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Republic Company or any Affiliate thereof regarding Republic or such Affiliate for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Republic Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Republic's stockholders in connection with the Stockholders' Meeting will, when first mailed to the stockholders of Republic, contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Republic Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

5.18 TAX AND REGULATORY MATTERS. No Republic Company or any Affiliate thereof has taken or agreed to take any action, and as of the date hereof Republic has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. As of the date hereof, to the Knowledge of Republic there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner.

5.19 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of Republic and the Republic Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Republic, there currently are not, any Defaults thereunder by Republic or a Republic Subsidiary, where such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Republic or a Republic Subsidiary owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. Neither Republic nor any of the Republic Subsidiaries nor, to the Knowledge of Republic, their respective predecessors has infringed the Intellectual Property rights of others and, to the Knowledge of Republic, none of the Intellectual Property rights as used in the business conducted by Republic or the Republic Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. Except as disclosed in Section 5.19 of the Republic Disclosure Memorandum, neither Republic nor the Republic Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Republic or a Republic Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of Republic or the Republic Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or, except as disclosed in
Section 5.19 of the Republic Disclosure Memorandum, which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including Republic or any of the Republic Subsidiaries.

5.20 STATE TAKEOVER LAWS. Each Republic Company has taken all necessary action to exempt the transactions contemplated by this Agreement and the Termination Fee Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of any state (collectively, "Takeover Laws") including Sections 607.0901 and 607.0902 of the FBCA.

5.21 CHARTER PROVISIONS. Each Republic Company has taken all action so that the entering into of this Agreement and the Termination Fee Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement or the Termination Fee Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Republic Company or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Republic Company that may be directly or indirectly acquired or controlled by it.

5.22 RIGHTS AGREEMENT. Republic has taken all necessary action (including, if required, redeeming all of the outstanding stock purchase rights or amending or terminating the Republic Rights Agreement) so that the entering into of this Agreement and the Termination Fee Agreement, and consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in any Person becoming able to exercise any stock purchase rights under the Republic Rights Agreement or enabling or requiring the stock purchase rights to be separated from the shares of Republic Common Stock to which they are attached or to be triggered or to become exercisable. Republic has approved the amendment to the Republic Rights Agreement substantially in the form of Exhibit 2 hereto.

5.23 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Republic's own account, or for the account of one or more of the Republic Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

5.24 FAIRNESS OPINION. Republic has received an opinion of Sandler O'Neill & Partners LP, dated as of the date of this Agreement, to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Republic.

5.25 NO BROKERS. No action has been taken by Republic that would give rise to any valid claim against any Party for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement other than the Contract with Sandler O'Neill & Partners LP, a copy of which has been previously delivered to Buyer.

5.26 REPUBLIC INDENTURE. No "Default" or "Event of Default" has occurred under the Indenture (as defined in Section 9.2(f)), as such terms are used in the Indenture.

                                 ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Republic as follows:

6.1 ORGANIZATION, STANDING, AND POWER. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina. Following its formation, Newco will be a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Buyer has, and Newco will have, the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Buyer is, and Newco will be, duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

6.2      AUTHORITY; NO BREACH OF AGREEMENT.
         ---------------------------------

(a) Buyer has, and Newco will have, the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer and will be duly and validly authorized by all necessary corporate action in respect thereof on the part of Newco. This Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, and upon its execution and delivery by Newco, this Agreement will represent a legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by Buyer or Newco, nor the consummation by Buyer or Newco of the transactions contemplated hereby, nor compliance by Buyer or Newco with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer's Articles of Incorporation or By-laws or Newco's Articles of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Buyer Company under, any Contract, Order or Permit of any Buyer Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Buyer Company or any of their respective Material Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws (including with respect to the listing on the New York Stock Exchange of Buyer Common Stock to be issued in the Merger), applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Buyer or Newco of the Merger and the other transactions contemplated in this Agreement.

6.3 CAPITAL STOCK. The authorized capital stock of Buyer consists, as of the date of this Agreement, of 1,000,000,000 shares of Buyer Common Stock, of which not more than 204,000,000 (exclusive of treasury stock) shares were issued and outstanding as of September 30, 2000, and 50,000,000 shares of preferred stock, par value $5.00 per share, of Buyer, of which no shares were outstanding as of September 30, 2000. All of the issued and outstanding shares of Buyer Common Stock are, and all of the shares of Buyer Common Stock to be issued in exchange for shares of Republic Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Buyer Common Stock has been, and none of the shares of Buyer Common Stock to be issued in exchange for shares of Republic Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Buyer.

6.4 BUYER SUBSIDIARIES. Other than as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer, (i) Buyer or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock of each Buyer Subsidiary that is a "Significant Subsidiary" (as such term is defined in Regulation S-X promulgated under the 1934 Act), (ii) no equity securities of any such Buyer Subsidiary are or may become required to be issued (other than to Buyer or a wholly owned Buyer Subsidiary) by reason of any Rights, (iii) there are no Contracts by which any such Buyer Subsidiary is bound to issue (other than to Buyer or a wholly owned Buyer Subsidiary) additional shares of its capital stock or Rights or by which any such Buyer Company is or may be bound to transfer any shares of the capital stock of any Buyer Subsidiary (other than to Buyer or a wholly owned Buyer Subsidiary), (iv) there are no Contracts relating to the rights of any Buyer Company to vote or to dispose of any shares of the capital stock of any such Buyer Subsidiary and (v) all of the shares of capital stock of each such Buyer Subsidiary held by a Buyer Company are fully paid and nonassessable (except pursuant to 12 U.S.C. ss.55) and are owned by the Buyer Company free and clear of any Lien. Each Buyer Subsidiary is duly organized, validly existing, and (to the extent applicable) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Buyer Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

6.5      SEC FILINGS; FINANCIAL STATEMENTS.

(a) Buyer has filed all of Buyer's SEC Documents required to be filed with the SEC since January 1 of the second complete fiscal year preceding the date of this Agreement (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading.

(b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, except as disclosed in the Buyer Financial Statements delivered prior to the date of this Agreement, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

6.7 COMPLIANCE WITH LAWS. Buyer is duly registered as a financial holding company under the BHC Act. Each Buyer Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer. None of the Buyer Companies:

(a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer; and

(b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Buyer Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer, or (iii) requiring any Buyer Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends (and no Buyer Company has entered into, consented to or adopted any of the preceding). To Buyer's Knowledge, no grounds for any of the foregoing in this Section 6.7(b) exist.

6.8 LEGAL PROCEEDINGS. Other than as set forth in the Buyer SEC Reports filed on or before the date of this Agreement, there is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened against any Buyer Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Buyer Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

6.9 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Buyer Company or any Affiliate thereof regarding Buyer or such Affiliate for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Buyer Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Republic's stockholders in connection with the Stockholders' Meeting, will, when first mailed to the stockholders of Republic, contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Buyer Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

6.10 TAX AND REGULATORY MATTERS. No Buyer Company or any Affiliate thereof has taken or agreed to take any action, and as of the date hereof Buyer has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement. As of the date hereof, to the Knowledge of Buyer there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner.

                                 ARTICLE 7
                  CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1 AFFIRMATIVE COVENANTS OF REPUBLIC. Unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein or set forth in Section 7.1 or Section 7.2 of the Republic Disclosure Memorandum, Republic shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises and(iii) use its reasonable efforts to maintain its current employee relationships.

7.2 NEGATIVE COVENANTS OF REPUBLIC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Republic covenants and agrees that, except as set forth in Section 7.2 of the Republic Disclosure Memorandum, it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

(a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Republic Company, or

(b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Republic Company to Republic or wholly owned Republic Subsidiary) in excess of an aggregate of $500,000 (for the Republic Companies on a consolidated basis), except in the ordinary course of business consistent with past practices (which shall include, for Republic Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities, to the extent each are conducted in the ordinary course and consistent with past practice), or impose, or suffer the imposition, on any Asset of any Republic Company of any Material Lien or permit any such Material Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business consistent with past practice, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Republic Disclosure Memorandum); or

(c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any Rights with respect to any shares, of the capital stock of any Republic Company, or make, declare, pay or set aside for payment any dividend or other distribution in respect of any capital stock of any Republic Company; provided that (i) Republic may (to the extent legally able to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the Republic Common Stock in an amount per share not to exceed $.06 and (ii) Republic Subsidiaries that are wholly owned by Republic or another wholly owned Republic Subsidiary may pay dividends to Republic or such other wholly owned Republic Subsidiary; and provided, further, that, notwithstanding the provisions of Section 1.3 after December 31, 2000, the Board of directors of Republic shall cause its regular quarterly dividend record dates and payment dates for Republic Common Stock to be the same as Buyer's regular quarterly dividend record dates and payment dates for Buyer's Common Stock, and Republic shall not thereafter change its regular dividend payment dates and record dates (it being the intention of the Parties hereto that holders of Republic Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter); or

(d) except for this Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Republic Common Stock or any capital stock of any Republic Company or any Rights with respect to any of the preceding (including any stock appreciation right, and any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock); or

(e) adjust, split, combine, or reclassify any capital stock of any Republic Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of such capital stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Republic Subsidiary (unless any such shares of stock are sold or otherwise transferred to Republic or a wholly owned Republic Subsidiary) or (ii) any Asset other than in the ordinary course of business consistent with past practice for reasonable and adequate consideration; or

(f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Republic Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

(g) enter into or amend or renew any employment, consulting, severance or similar Contract or arrangements with any director, officer, employee or consultant of any Republic Company, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by Law, (iii) as expressly provided in
Section 7.2 of the Republic Disclosure Memorandum, or (iv) for grants of awards to newly hired employees consistent with past practice; or

(h) enter into, establish, adopt or amend (except (i) as may be required by Law, (ii) as, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any of the following or (iii) as expressly provided in Section 7.2 of the Republic Disclosure Memorandum) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, severance, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee or consultant of any Republic Company, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; or

(i) make or change any Material Tax election, change any Material annual Tax accounting period, adopt or change any Material method of Tax accounting, enter into any material closing agreement, settle any material Tax claim or assessment, surrender or compromise any right to claim a material Tax refund, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, in each case, other than any of the foregoing actions that (i) are not Material and which are taken in the ordinary and usual course of business consistent with past practice or (ii) are required to conform to changes in Tax Laws; or

(j) implement or adopt any change in its accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in regulatory accounting requirements or GAAP; or

(k) commence any Litigation (other than as necessary for the prudent operation of its business or as Republic may deem necessary to enforce its rights under this Agreement) or settle any Litigation (other than any Litigation involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not Material and that does not involve or create precedent for claims, actions or proceedings that are reasonably likely to be Material; or

(l) except in the ordinary course of business, enter into, modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims; or

(m) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any Material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article 9 not being satisfied, (iii) a Material violation of any provision of this Agreement or (iv) a delay in the Effective Time beyond the date set forth in Section 10.1(e) of this Agreement, except, in each case, as may be required by Law; or

(n) except as required by Law, (i) implement or adopt any Material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

7.3 NEGATIVE COVENANTS OF BUYER. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Buyer covenants and agrees that it will not, or permit any of its Subsidiaries to, without the prior written consent of Republic, which consent shall not be unreasonably withheld, knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any Material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article 9 not being satisfied,
(iii) a Material violation of any provision of this Agreement or (iv) a delay in the Effective Time beyond the date set forth in Section 10.1(e) of this Agreement; except, in each case, as may be required by Law.

7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                 ARTICLE 8
                           ADDITIONAL AGREEMENTS

8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. Buyer agrees to prepare the Registration Statement (including the Proxy Statement and all related documents). Each of the Parties agrees to cooperate, and to cause its Subsidiaries to cooperate, with the other, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Republic and its Subsidiaries have cooperated as required above, Buyer agrees to file the Registration Statement with the SEC as soon as reasonably practicable. Each of the Parties shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as promptly as practicable after the filing thereof, and Buyer shall use its reasonable efforts to take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Buyer Common Stock upon consummation of the Merger. Republic shall furnish all information concerning it, its directors and officers and the holders of its capital stock as Buyer may reasonably request for inclusion in the Registration Statement. Republic shall call and cause to be convened a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) the Board of Directors of Republic shall recommend to its stockholders the approval of the matters submitted for approval, and (ii) the Board of Directors and officers of Republic shall use their reasonable efforts to obtain such stockholders' approval, provided that Republic may withdraw, modify, or change in an adverse manner to Buyer its recommendations if the Board of Directors of Republic, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify, or change its recommendation could reasonably constitute a breach of the fiduciary duties of Republic's Board of Directors under applicable Law. In addition, nothing in this Section 8.1 or elsewhere in this Agreement shall
(i) prohibit accurate disclosure by Republic of information that is required to be disclosed in the Registration Statement or the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NASD or (ii) relieve Republic from its obligation to call and convene the Stockholders' Meeting. Each of Buyer and Republic further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

8.2 APPLICATIONS. Buyer and Republic and their respective Subsidiaries shall promptly prepare and file, and cooperate with each other in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Each Party will have the right to review in advance, and to the extent practicable each will consult with each other, subject to applicable laws relating to the exchange of information, with respect to all written information submitted to all Regulatory Authorities, and will provide the other with copies of written communications received by it from any Regulatory Authorities, in each case with respect to the transactions contemplated hereby.

8.3 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Buyer shall cause Newco to execute and file the North Carolina Articles of Merger with the Secretary of State of the State of North Carolina and the Florida Articles of Merger with the Secretary of State of the State of Florida in connection with the Closing.

8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation,
(i) using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement and (ii) if necessary, the filing of any amendments or supplements to the Registration Statement or Proxy Statement or a resolicitation of proxies as a consequence of an acquisition or business combination of Buyer or any of its Subsidiaries; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. Each Party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any filing, notice or application by or on behalf of such other Party with respect to any such Consent.

8.5      INVESTIGATION AND CONFIDENTIALITY.

(a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

(b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions to the extent required by, and in accordance with, confidentiality agreements between the Parties, and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

(c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party; provided, however, that the giving of such notice shall not be dispositive of the occurrence of such breach or a Material Adverse Effect.

(d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, Order or Contract entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.
8.6 PRESS RELEASES. Prior to the Effective Time, Buyer and Republic shall consult with each other as to the form and substance of any press release materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law or by the rules of the New York Stock Exchange.

8.7 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Republic Company nor any Affiliate thereof nor any Representative thereof retained by any Republic Company shall, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any Acquisition Proposal. Notwithstanding anything herein to the contrary, Republic and its Board of Directors shall be permitted (i) to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Acquisition Proposal, (ii) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that (a) Republic's Board of Directors concludes in good faith and consistent with its fiduciary duties to Republic's stockholders under applicable Law that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal, (b) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, Republic's Board of Directors receives from such Person an executed confidentiality agreement containing terms at least as stringent as those contained in the Republic Confidentiality Agreement, and (c) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, Republic's Board of Directors notifies Buyer promptly of such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Republic agrees that it will, and will cause its officers, directors and Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Republic agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents, and Representatives of the obligations undertaken in this Section 8.7. Nothing in this Section 8.7 shall (i) permit Republic to terminate this Agreement (except as specifically provided in Article 10 of this Agreement) or (ii) affect any other obligation of Buyer or Republic under this Agreement.

8.8 TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

8.9 STATE TAKEOVER LAWS. Each Republic Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, and if necessary, the Parties shall challenge the validity or applicability of, any applicable Takeover Laws.

8.10 CHARTER PROVISIONS. Each Republic Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Republic Company or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Republic Company that may be directly or indirectly acquired or controlled by it.

8.11 RIGHTS AGREEMENT. Republic shall take all necessary action (including, if required, redeeming all of the outstanding stock purchase rights or amending or terminating the Republic Rights Agreement) so that the entering into of this Agreement and consummation of the Merger and the other transactions contemplated hereby do not and will not result in any Person becoming able to exercise any stock purchase rights under the Republic Rights Agreement or enabling or requiring the stock purchase rights to be separated from the shares of Republic Common Stock to which they are attached or to be triggered or to become exercisable. Republic shall use all reasonable efforts to enter into an amendment to the Republic Rights Agreement as soon as practicable after the date hereof (and in any event prior to the Effective Time) in substantially the form of Exhibit 2.

8.12 AGREEMENT OF AFFILIATES. Republic has disclosed in Section 8.12 of the Republic Disclosure Memorandum each Person whom it reasonably believes may be deemed an "affiliate" of Republic for purposes of Rule 145 under the 1933 Act. Republic shall use its reasonable efforts to cause each Person who may be deemed to be an "affiliate" of Republic for purposes of Rule 145 under the 1933 Act as of the date of the Stockholders' Meeting to deliver to Buyer not later than the Effective Time, a written agreement, in substantially the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Republic Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Buyer Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Shares of Buyer Common Stock issued to such affiliates of Republic in exchange for shares of Republic Common Stock shall not be transferable, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Buyer shall be entitled to place restrictive legends upon certificates for shares of Buyer Common Stock issued to affiliates of Republic pursuant to this Agreement to enforce the provisions of this Section 8.12), except as provided herein. Buyer shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Buyer Common Stock by such affiliates.

8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Buyer shall provide generally to officers and employees of the Republic Companies, who at or after the Effective Time become employees of a Buyer Company ("Continuing Employees"), employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Buyer Common Stock except as set forth in this Section 8.13), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Buyer Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of any Republic Company or any of its predecessors shall be treated as service under Buyer's qualified defined benefit plans, (ii) service under any qualified defined contribution plans of any Republic Company or any of its predecessors shall be treated as service under Buyer's qualified defined contribution plans, and (iii) service under any other employee benefit plans of any Republic Company or any of its predecessors shall be treated as service under any similar employee benefit plans maintained by Buyer. Buyer shall cause the Buyer welfare benefit plans that cover the Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability (except for pre-existing conditions that were excluded under Republic's welfare benefit plans), and (ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Continuing Employees under Republic's welfare benefit plans to be credited to such Continuing Employees under the Buyer welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by the Continuing Employees under the Buyer welfare benefit plans. The continued coverage of the Continuing Employees under the employee benefits plans maintained by Republic and/or any Republic Subsidiary immediately prior to the Effective Time during a transition period shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of Buyer and its Subsidiaries, provided that after the Effective Time there is no Material reduction (determined on an overall basis) in the benefits provided under the Republic employee benefit plans. Buyer shall and shall cause Republic and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Sections 7.2 or 8.13 of the Republic Disclosure Memorandum to Buyer between any Republic Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Republic Benefit Plans. Except as expressly provided in this Section 8.13, nothing contained herein shall in any way limit or restrict the ability of Buyer to amend, modify, or terminate any employee benefit plan, including any Republic Benefit Plan, following the Effective Time. Buyer shall be responsible for the fees related to the termination of the Republic Benefit Plans.

8.14     INDEMNIFICATION.

(a) From and after the Effective Time and for a period of six years thereafter, Buyer shall indemnify, defend and hold harmless the present directors and officers of the Republic Companies (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys'
fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Republic is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the State of Florida, the Republic's Articles of Incorporation and Republic's Bylaws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Florida law, such Articles of Incorporation and such Bylaws shall be made by independent counsel (which shall not be counsel that provides material services to Buyer) selected by Buyer and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Florida judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Buyer shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard. All rights to indemnification in respect of any claim assertion or made within the six-year period referred to above shall continue until the final disposition of such claim.

(b) For a period of three years from the Effective Time, Buyer shall use its reasonable efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Republic or any of its Subsidiaries (determined as of the Effective Time) (as opposed to Republic) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Republic; provided, however, that in no event shall Buyer be required to expend more than 150 percent of the current amount expended by Republic (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if Buyer is unable to maintain or obtain the insurance called for by this Section 8.14(b), Buyer shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Republic or any Subsidiary may be required to make application and provide customary representations and warranties to Buyer's insurance carrier for the purpose of obtaining such insurance.

(c) Any Indemnified Party wishing to claim indemnification under Section 8.14(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Buyer thereof; provided that the failure so to notify shall not affect the obligations of Buyer under Section 8.14(a) unless and to the extent that Buyer is actually prejudiced as a result of such failure.

(d) If Buyer or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Buyer shall assume the obligations set forth in this Section 8.14.

(e) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

8.15 EXEMPTION FROM LIABILITY UNDER SECTION 16(B). If Republic delivers to Buyer in a timely fashion prior to the Effective Time accurate information regarding those officers and directors of Republic subject to the reporting requirements of Section 16(a) of the 1934 Act (the "Republic Insiders"), the number of shares of Republic Common Stock held or to be held by each such Republic Insider expected to be exchanged for the Buyer Common Stock in the Merger, and the number and description of the options to purchase shares of Republic Common Stock held by each such Republic Insider and expected to be converted into options to purchase the Buyer Common Stock in the Merger, the Board of Directors of Buyer, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the 1934 Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, adopt a resolution providing that the receipt by the Republic Insiders of the Buyer Common Stock in exchange for shares of Republic Common Stock, and of options to purchase shares of the Buyer Corporation Common Stock upon conversion of options to purchase Republic Common Stock, in each case pursuant to the transactions contemplated by this Agreement and to the extent such securities are listed in the information provided by Republic, are approved by such Board of Directors or by such committee thereof, and are intended to be exempt from Liability pursuant to Section 16(b) of the 1934 Act, such that any such receipt shall be so exempt. Republic shall take all such steps as may be required to cause the transactions contemplated by Section 3.5 and any other dispositions of Republic equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of Republic to be exempt under Rule 16b-3 promulgated under the 1934 Act.

8.16 ASSUMPTION OF REPUBLIC DEBENTURES. Newco agrees to assume all obligations under the Indenture, including executing any supplemental indenture thereto.

8.17 ACCOUNTANTS' LETTERS. Republic shall use its reasonable efforts to cause to be delivered to Buyer, and to Buyer's directors and officers who sign the Registration Statement, a letter of Ernst & Young LLP independent auditors with respect to Republic, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Time, and addressed to Buyer, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

8.18 CERTAIN POLICIES. Prior to the Effective Time, Republic shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Buyer, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with those of Buyer; provided, however, that Republic shall not be obligated to take any such action pursuant to this Section 8.18 unless and until Buyer acknowledges that all conditions to its obligation to consummate the Merger have been satisfied or waived and all rights to terminate this Agreement have been waived.

8.19 LOCAL ADVISORY BOARD. From the Effective Time until the earlier of time that (i) the Subsidiary Combination is consummated or (ii) Buyer otherwise determines to replace the directors of Republic Security Bank, Buyer shall permit the non-employee directors of Republic Security Bank as of the date of this Agreement to continue as directors thereof. From the earlier of (i) and (ii) in the preceding sentence, Buyer will cause Wachovia Bank, N.A. to create a local advisory board for Palm Beach, Florida and to appoint to the advisory board each such non-employee director who is willing to serve. The local advisory board and each director's appointment will continue in accordance with Wachovia Bank, N.A.'s customary practices for a minimum period of two years from the Effective Time. From the Effective Time, each continuing member of Republic Security Bank's Board of directors or of the advisory board shall receive fees in accordance with Buyer's usually and customary practices, but in no event less than $1,200 annually (with an appropriate reduction in fees for unattended meetings). Service on the Board of Directors of Republic Security Bank and the advisory board shall be treated as service with Buyer for purposes of any Republic Rights outstanding at the Effective Time under Republic's 1991 Director Stock Option Plan, 1993 Director Stock Option Plan, 1997 Performance Incentive Plan, or the plans of any company previously acquired by Republic. Notwithstanding any other provision in this Section 8.19, Buyer shall not be obligated to permit any person to continue as a director of Republic Security Bank or to serve on the advisory board unless such director shall have exercised on or prior to the Effective Time each of the options and warrants that are beneficially owned by him or her and that would be in-the-money at the Effective Time.

8.20 AMENDMENT OF INDENTURE. As promptly as practicable after the date hereof, Republic shall use reasonable efforts to amend the Indenture in such manner as shall be necessary to permit either Buyer's counsel or Republic's counsel to render the opinion contemplated by Section 9.1(g).

8.21 FORMATION OF NEWCO. As soon as practicable following the date of this Agreement, Buyer shall cause Newco to be duly organized as a wholly owned subsidiary of Buyer and to become a party to this Agreement by executing and delivering a supplement hereto.

8.22 DEFEASANCE OF REPUBLIC SENIOR DEBENTURE. At the request of Buyer, Republic agrees that it will use all reasonable efforts promptly to take each of the actions contemplated by Section 11.05 of the Indenture, provided that Republic is not required to make the deposit contemplated by
Section 11.05(a) of the Indenture unless Buyer has agreed (pursuant to an agreement reasonably satisfactory to Republic) to lend Republic the funds necessary therefor on terms that are substantially equivalent to the remaining terms of the Senior Debenture except (1) the use of proceeds would be limited to making the deposit contemplated by Section 11.05(a) of the Indenture and (2) the loan would need to be repaid before any change in control of Republic.

                                 ARTICLE 9
             CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

(a) STOCKHOLDER APPROVAL. The stockholders of Republic shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of any governing instruments.

(b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect, all waiting periods required by Law shall have expired and no such Consent shall contain any conditions, restrictions or requirements which would, individually or in the aggregate, have a Material Adverse Effect on Buyer or Republic.

(c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract, Order or Permit of such Party which in the case of non-governmental Consents, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party, and no such Consent shall contain any conditions, restrictions or requirements which would, individually or in the aggregate, have a Material Adverse Effect on Buyer or Republic.

(d) LEGAL PROCEEDINGS. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

(e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Buyer Common Stock issuable pursuant to the Merger shall have been received.

(f) LISTING. The shares of Buyer Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

9.2 CONDITIONS TO OBLIGATIONS OF BUYER AND NEWCO. The obligations of Buyer and Newco to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to Section 11.6(a) of this Agreement:

(a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Republic set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Republic set forth in Sections 5.3 and 5.26 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Republic set forth in Sections 5.13(h), 5.13(i), 5.17, 5.20, 5.21, 5.22, 5.24, and 5.25 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Republic set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.13(h), 5.13(i), 5.17, 5.20, 5.21, 5.22, 5.24, 5.25 and
5.26) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Republic; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material, " Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Republic or to a matter being "known" by Republic shall be deemed not to include such qualifications.

(b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Republic to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

(c) CERTIFICATES. Republic shall have delivered to Buyer (i) a certificate, dated as of the Effective Time and signed on Republic's behalf by its duly authorized officers, to the effect that the conditions set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Republic's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Buyer and its counsel shall request.

(d) BUYER'S TAX OPINION. Buyer shall have received a written opinion from Sullivan & Cromwell ("Buyer's Counsel"), in a form reasonably satisfactory to Buyer ("Buyer's Tax Opinion"), dated the date of the Effective Time, substantially to the effect that, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Republic Common Stock who exchange all of their Republic Common Stock solely for Buyer Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Buyer Common Stock),
(iii) the tax basis of the Buyer Common Stock received by holders of Republic Common Stock who exchange all of their Republic Common Stock solely for Buyer Common Stock in the Merger will be the same as the tax basis of the Republic Common Stock surrendered in exchange for the Buyer Common Stock (reduced by an amount allocable to a fractional share interest in Buyer Common Stock for which cash is received), and (iv) the holding period of the Buyer Common Stock received by holders who exchange all of their Republic Common Stock solely for Buyer Common Stock in the Merger will be the same as the holding period of the Republic Common Stock surrendered in exchange thereof, provided that such Republic Common Stock is held as a capital asset at the Effective Time. In rendering Buyer's Tax Opinion, Buyer Counsel shall be entitled to rely upon representations of officers of Republic and Buyer reasonably satisfactory in form and substance to such counsel.

(e) EMPLOYMENT AGREEMENTS. The Employment Agreement entered into with Rudy
E. Schupp shall be in full force and effect (other than as a consequence of death or disability). The Noncompetition Agreements entered into with the non-employee directors of Republic shall be in full force and effect (other than as a consequence of death or disability).

(f) INDENTURE. Either Buyer's Counsel (as defined in Section 9.2(d)) or Republic's Counsel (as defined in Section 9.3(d)), or other counsel reasonably acceptable to Buyer, shall have delivered, or shall be prepared to deliver, the opinion contemplated by Section 11.05(d) of the Indenture, dated as of June 30, 1997 between First Palm Beach Bancorp, Inc. and The Bank of New York, as trustee (the "Trustee"), relating to the 10.35% Senior Debentures due 2002 of Republic (the "Indenture") in form satisfactory to the Trustee, and no event or circumstance shall have occurred that would cause the conditions contained in Section 11.05 of the Indenture to be not able to be satisfied as of the Effective Time.

9.3 CONDITIONS TO OBLIGATIONS OF REPUBLIC. The obligations of Republic to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Republic pursuant to Section 11.6(b) of this
Agreement:

(a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Buyer set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Buyer set forth in Section 6.9 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Buyer set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.9) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Buyer; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Buyer or to a matter being "known" by Buyer shall be deemed not to include such qualifications.

(b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

(c) CERTIFICATES. Buyer shall have delivered to Republic (i) a certificate, dated as of the Effective Time and signed on Buyer's behalf by its duly authorized officers, to the effect that the conditions set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Buyer's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Republic and its counsel shall request.

(d) REPUBLIC'S TAX OPINION. Republic shall have received a written opinion from Skadden, Arps, Slate, Meagher & Flom LLP ("Republic's Counsel"), in a form reasonably satisfactory to Republic ("Republic's Tax Opinion"), dated the date of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. In rendering Republic's Tax Opinion, Republic's Counsel may require and rely upon representations and covenants, including those contained in certificates of Buyer, Republic, and others, reasonably satisfactory in form and substance to Republic's Counsel.

                                ARTICLE 10
                                TERMINATION

10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Republic, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) By mutual consent of the Board of Directors of Buyer and the Board of Directors of Republic; or

(b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Republic and Section 9.3(a) of this Agreement in the case of Buyer or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Republic and
Section 9.3(a) of this Agreement in the case of Buyer; or

(c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Republic and Section 9.3(a) in the case of Buyer or in Material breach of any covenant or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

(d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority, or (ii) the stockholders of Republic fail to vote their approval of the matters submitted for the approval by such stockholders at the Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon; or

(e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 30, 2001, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

(f) At any time prior to the Stockholders' Meeting, by the Board of Directors of Buyer if the Board of Directors of Republic shall have failed to make its recommendation referred to in Section 8.1, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Buyer.

10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, and none of Buyer, Republic, any of their respective Subsidiaries, or any of the officers or directors of any of them, shall have any Liability of any nature whatsoever hereunder or in conjunction with the transactions contemplated hereby, except that (i) the provisions of Section 8.5(b), this Section 10.2,
Section 10.3, and Article 11 of this Agreement shall survive any such termination and abandonment, and (ii) a termination of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement of such Party contained in this Agreement. The Termination Fee Agreement shall be governed by its terms as to its termination.

10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time, except for those covenants and agreements which by their terms apply in whole or in part after the Effective Time.

                                ARTICLE 11
                               MISCELLANEOUS

11.1     DEFINITIONS.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

"ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

"AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

"AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

"ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

"AVERAGE CLOSING PRICE" shall mean the average of the daily closing prices of Buyer Common Stock as reported on the New York Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source) for the fifteen consecutive trading days in which such shares are traded on the New York Stock Exchange ending at the close of trading on the day preceding the Effective Time. If the price of Buyer Common Stock is adjusted at any time following the first day of such period and prior to the Effective Time by reason of any action by Buyer of the nature described in the second sentence of Section 3.2, then all prices preceding such adjustment shall themselves be adjusted so as to be comparable with those following such adjustment.

"BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

"BUYER COMPANIES" shall mean, collectively, Buyer and all Buyer
Subsidiaries.

"BUYER CONFIDENTIALITY AGREEMENT" that certain Confidentiality Agreement, dated October 25, 2000, by and between Buyer and Republic.

"BUYER FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Buyer as of June 30, 2000 and as of December 31, 1999 and 1998, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 2000 and for each of the three years ended December 31, 1999, 1998, and 1997, as filed by Buyer in SEC Documents, and (ii) the consolidated statements of condition of Buyer (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 2000.

"BUYER SUBSIDIARIES" shall mean the Subsidiaries of Buyer.

"CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

"CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

"DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit.

"EMPLOYMENT AGREEMENT" means the employment agreement between Buyer and Rudy E. Schupp dated the date of this Agreement and in the form provided by Buyer.

"ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"FBCA" shall mean the Florida 1989 Business Corporation Act.

"FLORIDA ARTICLES OF MERGER" shall mean the Articles of Merger executed by Newco and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 1.1 of this Agreement.

"GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

"HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

"HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

"INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property rights.

"INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, or chief financial officer of such Person, after due investigation.

"LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

"LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

"LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

"LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

"LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

"MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

"MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby, and (d) compliance with the provisions of this Agreement (in accordance with its terms and including, without limitation, the fees and expenses described in this Article 11) on the operating performance of the Parties.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"NCBCA" shall mean the North Carolina Business Corporation Act.

"1933 ACT" shall mean the Securities Act of 1933, as amended.

"1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

"NONCOMPETITION AGREEMENTS" shall mean the noncompetition agreements between Buyer and each of the non-employee directors of Republic, each dated the date of this Agreement and in the form provided by Buyer.

"NORTH CAROLINA ARTICLES OF MERGER" shall mean the certificate of merger to be executed by Newco and filed with the Secretary of State of the State of North Carolina, relating to the Merger as contemplated by Section 1.1 of this Agreement.

"ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

"PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management, as such term is defined in CERCLA (including, but not limited to, participating in a fiduciary capacity), and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

"PARTY" shall mean either Republic or Buyer (and, where necessary or appropriate, Newco), and "PARTIES" shall mean both Republic and Buyer (and, where necessary or appropriate, Newco).

"PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

"PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

"PROXY STATEMENT" shall mean the proxy statement used by Republic to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Buyer relating to the issuance of the Buyer Common Stock to holders of Republic Common Stock.

"REASONABLE EFFORTS" shall mean the reasonable best efforts of a Party, but shall not require any Party to take any commercially unreasonable action.

"REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Buyer under the 1933 Act with respect to the shares of Buyer Common Stock to be issued to the stockholders of Republic in connection with the transactions contemplated by this Agreement.

"REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

"REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

"REPUBLIC COMMON STOCK" shall mean the $.01 par value common stock of Republic.

"REPUBLIC COMPANIES" shall mean, collectively, Republic and all Republic Subsidiaries.

"REPUBLIC CONFIDENTIALITY AGREEMENT" shall mean that certain
Confidentiality Agreement, dated September 1, 2000 by, and between Republic and Wachovia.

"REPUBLIC DISCLOSURE MEMORANDUM" shall mean the written information entitled "Republic Disclosure Memorandum" delivered prior to the execution of this Agreement to Buyer describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is Material for purposes of this Agreement.

"REPUBLIC FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Republic as of June 30, 2000, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 2000, (ii) the consolidated statements of condition (including related notes and schedules, if any) of Republic for each of the three years ended December 31, 1999, 1998, and 1997, filed by Republic in SEC documents and (iii) the consolidated statements of condition of Republic (including related notes and schedules, if any) and related statement of income, change in stockholders equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 2000.

"REPUBLIC PREFERRED STOCK" shall mean the $.01 par value preferred stock of Republic.

"REPUBLIC RIGHTS AGREEMENT" shall mean the Rights Agreement by and between Republic and IBJ Schroder Bank and Trust Company, dated as of April 14, 1995.

"REPUBLIC STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Republic, including, without limitation, the stock option plans and programs of any Persons acquired by Republic or a Republic Subsidiary.

"REPUBLIC SUBSIDIARIES" shall mean the Subsidiaries of Republic.

"RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to (or the value of which is wholly or partially derived from), or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

"SEC" shall mean the United States Securities and Exchange Commission.

"SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

"SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

"STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of Republic to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

"SUBSIDIARIES" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC; provided, there shall not be included any entity acquired through foreclosure in the ordinary course of business or any entity the equity securities of which are owned or controlled in a fiduciary capacity in the ordinary course of business.

"SUPERIOR PROPOSAL" means, with respect to Republic, any written Acquisition Proposal made by a Person other than Buyer which is for (i) (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving Republic as a result of which either (1) Republic's stock-holders prior to such transaction (by virtue of their ownership of Republic's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (2) the individuals comprising the Board of Directors of Republic prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the assets of Republic and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (c) the acquisition, directly or indirectly, by a Person of beneficial ownership of 50% or more of the common stock of Republic whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and
(ii) which is otherwise on terms which the Board of Directors of Republic in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the proposal (including the impact of the exercise of the Termination Fee Agreement) and the Person making the proposal, (a) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement, and (b) is reasonably capable of being completed.

"SURVIVING CORPORATION" shall mean Newco as the surviving corporation resulting from the Merger.

"TAX" OR "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties, or additions thereto.

"TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

"TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

"TERMINATION FEE AGREEMENT" means the letter agreement between Buyer and Republic, dated the date of this Agreement and providing for the payment of a fee by Republic under certain circumstances in connection with or following the termination of this Agreement.

(b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Closing                                                       Section 1.2
Continuing Employees                                          Section 8.13
Covered Parties                                               Section 8.13(b)
Effective Time                                                Section 1.3
Exchange Agent                                                Section 4.1
Exchange Ratio                                                Section 3.1(b)
Indemnified Parties                                           Section 8.14(a)
Merger                                                        Section 1.1
Buyer SEC Reports                                             Section 6.5(a)
Buyer's Counsel                                               Section 9.2(d)
Buyer's Tax Opinion                                           Section 9.2(d)
Republic Benefit Plans                                        Section 5.13(a)
Republic Contracts                                            Section 5.14
Republic ERISA Affiliate                                      Section 5.13(e)
Republic ERISA Plan                                           Section 5.13(a)
Republic Insiders                                             Section 8.15
Republic Pension Plan                                         Section 5.13(a)
Republic Rights                                               Section 3.5(a)
Republic SEC Reports                                          Section 5.5(a)
Republic's Counsel                                            Section 9.3(d)
Republic's Tax Opinion                                        Section 9.3(d)
Takeover Laws                                                 Section 5.20
Tax Opinion                                                   Section 9.1(f)

(c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

11.2     EXPENSES.

(a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Buyer shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and that Buyer and Republic each shall bear and pay one half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

(b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

11.3 WAIVER OF JURY TRIAL. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no Representative of the other Party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.3.

11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the Republic Disclosure Memorandum) together with the Republic Confidentiality Agreement, the Buyer Confidentiality Agreement and the Termination Fee Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, which shall remain in effect. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.14 and 8.19 of this Agreement and Section 7.2 of the Republic Disclosure Memorandum.

11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Republic Common Stock will be exchanged for Buyer Common Stock shall not be amended (except in accordance with Section 3.1(b) of this Agreement) after the Stockholders' Meeting without the requisite approval of the holders of the issued and outstanding shares of Republic Common Stock entitled to vote thereon.

11.6     WAIVERS.

(a) Prior to or at the Effective Time, Buyer, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Republic, to waive or extend the time for the compliance or fulfillment by Republic of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

(b) Prior to or at the Effective Time, Republic, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Republic under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Republic except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

(c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Republic:                  REPUBLIC SECURITY FINANCIAL CORPORATION
                           450 S. Australian Avenue
                           West Palm Beach, Florida  33401
                           Telecopy Number:   (561) 650-2336
                           Attention: Rudy E. Schupp
                                      Chairman, President, and Chief Executive
                                      Officer

Copy to Counsel:  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           Four Times Square
                           New York, New York  10036-6522
                           Telecopy Number:  (212) 735-2000
                           Attention: William S. Rubenstein

Buyer:                     WACHOVIA CORPORATION
                           100 North Main Street
                           P.O. Box 3099
                           Winston-Salem, North Carolina  27150
                           Telecopy Number:  (336) 732-6630
                           Attention: General Counsel

Copy to Counsel:  Sullivan & Cromwell
                           125 Broad Street
                           New York, New York  10004
                           Telecopy Number:  (212) 558-3588
                           Attention: Mark J. Menting

11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina, without regard to any applicable principles of conflicts of Laws, except to the extent that the Laws of the State of Florida relate to the consummation of the Merger.

11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

REPUBLIC SECURITY FINANCIAL CORPORATION



By: /s/ Alissa E. Ballot                      By: /s/ Rudy E. Schupp
    ____________________                          ____________________
      Alissa E. Ballot                               Rudy E. Schupp
      Secretary                                      Chairman, President, and
                                                     Chief Executive Officer

[CORPORATE SEAL]


WACHOVIA CORPORATION



By: /s/ Stanhope A. Kelly
   _______________________
     Stanhope A. Kelly
     Senior Executive Vice President